Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Alfred R. Camner, Lawrence H. Blum and Ramiro A. Ortiz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Post-Effective Amendments to the Registration Statement on Form S-3 relating to the sale of the notes and the shares of Class A Common Stock of BankUnited Financial Corporation issuable upon conversion of the notes and any and all further post effective amendments to this Registration Statement, or any Registration Statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and all documentation in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Name		Date

/s/ Tod Aronovitz Tod Aronovitz	Director	October 18, 2004

/s/ Lauren Camner Lauren Camner	Director	October 21, 2004